UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2011

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota	000-29758	41-0856543
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

N/A

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into A Material Definitive Agreement.

On October 3, 2011, we entered into an asset purchase agreement with Midwave Corporation and its shareholders and the parties completed the asset purchase on October 3, 2011.  Under the asset purchase agreement, our wholly-owned subsidiary, MV Sub, Inc., purchased and acquired from Midwave Corporation substantially all of the assets used in Midwave Corporation’s business.  Midwave Corporation is an information technology consulting firm that offers both professional services and sells products to business’ information technology organizations utilizing the product portfolios of certain information technology manufacturers, in the specific domains of data center services, networking services, managed services and advisory services.  We paid Midwave Corporation approximately $16.1 million in cash, issued 220,988 shares of our common stock to Midwave Corporation and assumed certain liabilities of Midwave Corporation, including roughly $11 million of current liabilities.  We also received approximately $11.5 million in current assets and $500,000 in fixed assets.

This description of the asset purchase agreement does not purport to be complete and is qualified in its entirety by reference to the asset purchase agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.02.              Results of Operation and Financial Condition

On October 3, 2011, we issued a press release announcing guidance about our results of operations for our recently completed third quarter ended September 30, 2011.  The text of this press release under the headings “3Q 2011 Guidance” and “Non-GAAP Detail” is furnished on Exhibit 99.1 hereto and incorporated herein by reference.  In accordance with General Instruction B.2 of Form 8-K, the information in item 2.02 of this Current Report on Form 8-K, including the portions of Exhibit 99.1 referenced herein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 3.02.              Unregistered Sale of Securities.

Pursuant to the asset purchase agreement, we agreed, subject to the terms and conditions of the asset purchase agreement, to issue to Midwave Corporation 220,988 shares of our common stock on October 3, 2011 in connection with the acquisition. The issuance of such shares are exempt from the registration requirement of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 506 promulgated under Regulation D because, among other things such issuance does not involve a public offering and the shares were issued solely to a accredited investor.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(a)         Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)        Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)   Exhibits.

No.	Description
2.1	Asset Purchase Agreement, dated as of October 3, 2011, by and between Midwave Corporation and Datalink Corporation.

99.1	Press Release, dated October 3, 2011, announcing the completion of the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 3, 2011

DATALINK CORPORATION

By	/s/ Gregory T. Barnum
Gregory T. Barnum
Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
2.1	Asset Purchase Agreement, dated as of October 3, 2011, by and between Midwave Corporation and Datalink Corporation.	Filed Electronically

99.1	Press Release, dated October 3, 2011, announcing the completion of the acquisition.	Filed Electronically